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                                                                   EXHIBIT 10.26


                            JOINT VENTURE AGREEMENT
                         FOR THE RECOVERY OF DIAMONDS




     THIS JOINT VENTURE AGREEMENT FOR THE RECOVERY OF DIAMONDS (the "Agreement"), dated as of the 22 day of October 1998, by and between Imperial Petroleum, Inc., a Nevada corporation ("Imperial") and The Natural Resource Group, Inc., a Delaware corporation and Continental Resources party Ltd., a South African corporation, (collectively referred herein as"NRG/Continental").


                             W I T N E S S E T H :

     WHEREAS, the Board of Directors of Imperial and NRG/Continental deem it advisable and in the best interests of each company to enter into this Agreement; and

     WHEREAS, NRG/Continental owns certain mining rights, claims and mining licenses in the Republic of South Africa in connection with its agreements with individual miners and others; and

     WHEREAS, Imperial has an interest in pursuing diamond mining opportunities with NRG/Continental in South Africa and can assist in the purchase, lease or a combination thereof of mining equipment for the projects; and

     NOW, THEREFORE, in consideration of the promises and of the mutual agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows.


                        1.  Obligations of The Parties
                        ------------------------------

  1.01  Obligations of NRG/Continental: NRG/Continental agrees to (a.)dedicate
        -------------------------------
to the Joint Venture operation certain mining rights, claims and licenses under its control in the Republic of South Africa as specified on Exhibit "A" attached hereto and made a part hereof; (b.)make available its process technology, including all drawings, flow charts, material balance calculations, chemical formulas, tests, etc. or any other information useful or necessary to the Joint Venture and any equipment or other materials currently in its possession in South Africa which will aid in the recovery of diamonds from the diamondiferous bearing gravels and ores to be processed by the Joint Venture. NRG/Continental additionally agrees to assist in any modifications deemed appropriate in its technology

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by the Joint Venture in tailoring the technology to the specific ores processed by the Joint Venture; (c.) design, construct, manage and operate the facilities planned by the Joint Venture in connection with the recovery of diamonds in South Africa in its role as Joint Venture Manager; (d.) use its existing agreements for the sale of diamonds recovered by the Joint Venture; and (e.) disburse proceeds and pay invoices in connection with the Joint Venture operations.

  1.02  Obligations of Imperial: Imperial agrees to (a.) obtain a financial
        ------------------------
guarantee from an acceptable European insurance carrier to allow the Joint Venture to obtain an equipment finance loan for mining equipment in an amount up to $5.5 million; (b.) make available its process technology, including all drawings, flow charts, material balance calculations, chemical formulas, tests, etc. or any other information useful or necessary to the Joint Venture and any equipment or other materials currently in its possession in South Africa which will aid in the recovery of diamonds from the diamondiferous bearing gravels and ores to be processed by the Joint Venture. Imperial additionally agrees to assist in any modifications deemed appropriate in its technology by the Joint Venture in tailoring the technology to the specific ores processed by the Joint Venture; and (c.) provide technical assistance, where feasible to the Joint Venture.

  1.03  Obligations of Joint Venture Manager. NRG/Continental agrees to manage
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the Joint Venture on behalf of itself and Imperial in a good and workmanlike manner and for the mutual benefit of the partners. NRG/Continental will, on behalf of the Joint Venture, maintain the mining claims, mining rights and licenses as required under the rules and regulations of South Africa and in compliance with all local, state and federal laws and regulations. NRG/Continental will file and maintain all permits, bonds, including reclamation bonds, and insurance for the benefit of the Joint Venture in connection with the development of the mining claims, mining rights and licenses, including but not limited to, any mining plans as required by the regulatory agencies having jurisdiction over the Joint Venture activities or operations. NRG/Continental further agrees to use its best efforts on behalf of the Joint Venture to develop, mine, treat, extract, process, sell, ship or otherwise develop the properties listed on Exhibit "A" for the economic recovery of diamonds on behalf of the Joint Venture partners.

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             2.  Representations and Warranties of NRG/Continental
             -----------------------------------------------------


     NRG/Continental represents and warrants to Imperial that the statements contained in this Section 2 are correct and complete as of the date of this
                  ---------
Agreement.

  2.01  Authorization. NRG/Continental has full power and authority to execute
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and deliver this Agreement and to perform its obligations hereunder.  This
Agreement constitutes the valid and legally binding obligation of NRG/Continental, enforceable in accordance with its terms and conditions. NRG/Continental need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any government, governmental agency, or other person in order to consummate the transactions contemplated by this Agreement.

  2.02  Noncontravention.  Neither the execution and the delivery of this
        ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which NRG/Continental is subject or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest, or other arrangement to which NRG/Continental is a party or by which it is bound or to which any of its mining claims, leases or licenses are subject.

  2.03  Ownership. NRG/Continental has validly existing and properly licensed
        ---------
diamond mining claims with full and proper right to mine, extract and sell the diamonds recovered from the mining claims, leases and licenses listed on Exhibit "A" attached hereto and made a part hereof.

  2.04  Speculative Nature and Risk. NRG/Continental understands and
        ----------------------------
acknowledges the speculative nature of and substantial risk of loss associated with an investment in the Joint Venture. NRG/Continental further acknowledges that there is no guarantee that the Joint Venture will economically mine, recover or sell a sufficient volume of diamonds on acceptable terms to allow the business of the Joint Venture to proceed as currently planned. In agreeing to participate in the Joint Venture NRG/Continental acknowledges that it constitutes an investment which is suitable and consistent with its financial condition and that it is able to bear the risks of this investment for an indefinite period of time,

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which may include the total loss of its investment. NRG/Continental further represents that it has adequate means of providing for its current financial needs and corporate contingencies and no need for liquidity in its investment in the Joint Venture and that it has sufficient financial and business experience to evaluate the merits and risks of this investment.


                      3.  Representations and Warranties
                      ----------------------------------
                              Concerning Imperial.
                              -------------------


     Imperial represents and warrants to NRG/Continental that the statements contained in this Section 3 are correct and complete as of the date of this
                  ---------
Agreement.

  3.01  Organization, Qualification and Corporate Power.  Imperial is a
        -----------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Imperial is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification. Imperial has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

  3.02  Noncontravention.  Neither the execution and the delivery of this
        ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which the Imperial is subject or any provision of its Certificate of Incorporation or Bylaws of Imperial or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Imperial is a party or by which it is bound or to which any of its assets is subject or result in the imposition of any security interest upon any of its assets. Imperial is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government, governmental agency or other person in order for Imperial to consummate the transactions contemplated by this Agreement.

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  3.03   Speculative Nature and Risk. Imperial understands and acknowledges the
         ----------------------------
speculative nature of and substantial risk of loss associated with an investment in the Joint Venture. Imperial further acknowledges that there is no guarantee that the Joint Venture will economically mine, recover or sell a sufficient volume of diamonds on acceptable terms to allow the business of the Joint Venture to proceed as currently planned. In agreeing to participate in the Joint Venture, Imperial acknowledges that it constitutes an investment which is suitable and consistent with its financial condition and that it is able to bear the risks of this investment for an indefinite period of time, which may include the total loss of its investment. Imperial further represents that it has adequate means of providing for its current financial needs and corporate contingencies and no need for liquidity in its investment in the Joint Venture and that it has sufficient financial and business experience to evaluate the merits and risks of this investment.


                        4. Object of the Joint Venture
                        ------------------------------


  4.01 Object. The purpose of the Joint Venture is to economically recover
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diamonds from diamondiferous bearing gravels and  ores in South Africa. The
Joint Venture is being formed in connection with the organization by NRG/Continental of individual miners and small mining companies in South Africa under cooperative agreements to provide certain services for those individuals and companies in exchange for certain services to be provided by those individuals and companies on behalf of NRG/Continental. The Joint Venture anticipates acquiring additional mining rights and claims in South Africa as the cooperative agreements of NRG/Continental and the individual miners are expanded and further anticipates acquiring marketing rights to third party diamonds.



                         5. Term of the Joint Venture
                         ----------------------------

  5.01  Term.  The term of the joint venture shall be 25 years.
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                       6. Ownership of the Joint Venture
                       ---------------------------------

  6.01 Ownership.  NRG/Continental and Imperial shall own the Joint Venture,
       ----------
including all facilities constructed on behalf of the joint venture and any distributions of cash or assets of the Joint Venture in equal amounts of 50%.

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  6.02 Distributions to the Partners. The Joint Venture Manager agrees to
       -----------------------------
disburse net proceeds from the Joint Venture on a monthly basis to the Partners. Net proceeds are defined as that portion of monthly revenue which exceed monthly expenses, including a reasonable charge by the Joint Venture Manager for its overhead costs involved in Managing the business of the Joint Venture, such overhead charges not to exceed $5,000 per month. NRG/Continental and Imperial will execute a mutually acceptable Operating Agreement to govern disbursement of funds and other accounting issues.

  6.03 Capital Reinvestment Fund. NRG/Continental and Imperial agree to
       -------------------------
establish under a separate agreement a capital reinvestment fund from net proceeds attributable to the Joint Venture operations up to 50% of the proceeds that would otherwise be distributed to the partners. The purpose of the capital reinvestment fund shall be to make additional capital contributions to the Joint Venture to acquire additional mining rights, claims or licenses, additional mining equipment, facilities or for infrastructure improvements to expand the operations of the Joint Venture. The term of the capital reinvestment fund shall be negotiated between the parties after considering the success of the Joint Venture operations and the availability of additional opportunities for expansion of the Joint Venture.

                      7. Termination of the Joint Venture
                      -----------------------------------


  7.01   Termination. The Joint Venture may be terminated by either party by
         ------------
giving 30 days written notice of its intent to terminate in the event of the following: (a.) the failure of NRG/Continental to secure mining rights, claims and licenses as provided in the attached Exhibit "A"; or (b.) the failure of the Joint Venture to obtain a suitable equipment finance loan to provide mining equipment in south Africa for use by the Joint Venture operations. The Joint Venture may be terminated at any time prior to its expiration by mutual consent and agreement of the parties hereto.

  7.02   Effect of Termination. In the event of termination of the Joint Venture
         ----------------------
as a result of Section 7.01 (a.) or (b.) above, neither party shall have any obligation or liability to the other arising out of the termination or its actions or the failure of its actions. In the event the Joint Venture is terminated by mutual consent, each party is entitled to an assignment of its proportionate interest in the Joint Venture's assets, liabilities and operations.

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                                 8.  General.
                                 ------------

  8.01  Brokers and Finders.  Each Party hereto represents that no broker,
        -------------------
agent, finder or other party has been retained by either Party, and no brokerage or finder's fees or agent's commissions or other like payment has been agreed to be paid by him or it in connection with this Agreement or on account of the transactions contemplated by this Agreement. Each Party agrees to indemnify and hold harmless the other parties from and against any and every claim arising by breach of the aforesaid representation and warranty and all costs and expenses, legal or otherwise, which any such party may incur as the result of any such claim.

  8.02  Press Releases and Public Announcements.  No Party shall issue any press
        ---------------------------------------
release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties. Provided however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable efforts to advise the other Party prior to making the disclosure.


  8.03  Governing Law.  This Agreement and the legal relations between the
        -------------
parties shall be governed by and construed in accordance with the laws of the State of Nevada.

  8.04  Notices.  Any notices or other communications required or permitted
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hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid if addressed as follows:



  If to Imperial:

     Imperial Petroleum, Inc.
     100 NW Second Street, Suite 312
     Evansville, IN  47708
     Attn:  Mr. Jeffrey T. Wilson
            President

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     If to NRG/Continental:

          The Natural Resources Group, Inc.
          4950 Parkside Avenue
          Philadelphia, PA  19131
          Attn:  Aljia Dumas
                 President



  8.05  No Assignment.  This Agreement may not be assigned by operation of law
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or otherwise, without the express written consent of the parties hereto.



      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.



                                 IMPERIAL Petroleum, Inc.


                                 By:  /s/ JEFFREY T. WILSON
                                      --------------------------------------
                                      Jeffrey T. Wilson President


                                      NRG/CONTINENTAL
                                      The Natural Resources Group, Inc.

                                 By:  /s/ ALJIA DUMAS
                                      --------------------------------------
                                      Aljia Dumas President


                                      Continental Resources Party, Ltd.

                                 By: /s/ MAURICE Q. WHITE JR.
                                      -------------------------------------

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                                  Appendix A




A-1    Continental Resources Party Limited
       Membership Claims

A-2    Continental Resources Party Limited
       Mining Claim, Longlands No. 350, Barkly West, SA

A-3    Vaalbos National Park Mining Claims
       (To be included as acquired)




/s/ JEFFREY T. WILSON                               10/22/98
--------------------------------           --------------------------------
IMPERIAL Petroleum, Inc.


/s/ MAURICE Q. WHITE JR.                            10/22/98
--------------------------------           --------------------------------
Continental Resources Pty Ltd


/s/ ALJIA DUMAS, JR.                                10/22/98
--------------------------------           --------------------------------
The Natural Resource Group, Inc.



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